PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
President, Business Operations & CFO
817.334.7800
ir@txopartners.com

Release Date:
May 7, 2024

TXO PARTNERS DECLARES A FIRST QUARTER 2024 DISTRIBUTION OF $0.65 ON COMMON UNITS; FILES QUARTERLY REPORT ON FORM 10-Q

[Fort Worth, TX, May 2024]—TXO Partners, L.P. (NYSE: TXO) announced today that the Board of Directors of its general partner declared a distribution of $0.65 per common unit for the quarter ended March 31, 2024. The quarterly distribution will be paid on May 29, 2024, to eligible unitholders of record as of the close of trading on May 20, 2024.

“Our first quarter performance highlights the effectiveness of our unique financial enterprise in the energy sector,” stated Bob R.

Simpson, Chairman and CEO. “As a production and distribution company, we manage our cashflow and maintain our vision on the long term. This allows us to announce a distribution of $0.65 per unit to our shareholders for the period.”

“We have made great strides both financially and operationally as we allocate capital to the parts of our portfolio with the best return attributes,” further commented President of Business Operations and CFO, Brent Clum. “We continue to direct the business with an eye on the volatility in the commodity markets by focusing more of our opportunity and resources towards our oil portfolio. Our $25 million development budget is designed for relatively flat production in 2024, but we look forward to prudently allocating additional resources as both commodity prices improve and opportunities allow.”

Quarterly Report on Form 10-Q

TXO's financial statements and related footnotes will be available in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which TXO will file with the Securities and Exchange Commission (SEC) today. The 10-Q will be available on TXO's Investor Relations website at

www.txopartners.com/investors or on the SEC's website at www.sec.gov.

Non-U.S. Withholding Information
This press release is intended to be a qualified notice under Treasury Regulations Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of TXO’s distribution to foreign unitholders as being attributable to income that is effectively connected with a United States trade or business. Accordingly, TXO’s distributions to foreign unitholders are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulations Section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not TXO, are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign unitholders.

About TXO Partners, L.P.
TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico and the San Juan Basin of New Mexico and Colorado.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include our 2024 budget and production outlook, our ability to manage our cashflow, our ability to execute our strategy, the timing, amount and area of focus of future investments in our assets and the impacts of future commodity price changes. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.